EXHIBIT 10.1

September 17, 2007

MFIC Corporation
30 Ossipee Road
Newton, MA 02464
Attn:  Jack Swig, Secretary

Gentlemen:

Effective today I am resigning as a Director and as Chairman Emeritus of MFIC.  Together with my previous resignation of certain offices in April 2007, with today’s resignation I no longer hold any office or title with MFIC.

I wish MFIC the best of luck in its future endeavors.  I remain a significant stockholder of MFIC, so please do not hesitate to contact me if you believe I can be of assistance to MFIC in the future.

Sincerely,

/s/ Irwin J. Gruverman
Irwin J. Gruverman